UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

Greystone Housing Impact Investors LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41564	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in Greystone Housing Impact Investors LP	GHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

2024 PFA Securitization Transaction

On October 31, 2024, Greystone Housing Impact Investors LP (the “Partnership”) and its wholly owned subsidiary, ATAX TEBS II, LLC (the “Sponsor”), entered into various agreements relating to a new long-term financing facility (the “2024 PFA Securitization Transaction”) which provided funding for the Sponsor’s partial interests in 14 mortgage revenue bonds (the “Underlying Bonds”). Upon closing, the Sponsor received gross proceeds of approximately $75.4 million, of which approximately $1.2 million was used to pay transaction-related costs.

The Wisconsin Public Financing Authority (the “Authority”) and Wilmington Trust, National Association (the “Trustee”) created the 2024 PFA Securitization Transaction. The Sponsor then sold 14 custodial receipts representing senior interests in the Underlying Bonds (the “Custodial Receipts”) to the Authority. The Authority then issued 2024-1 Class A Affordable Housing Multifamily Certificates (the “Class A Certificates”) in the stated amount of approximately $75.4 million to fund the Authority's acquisition of the Custodial Receipts. The Class A Certificates were purchased by Jefferies LLC (the “Initial Purchaser”) which then sold the Class A Certificates to unaffiliated investors.

For financial reporting purposes, the Class A Certificates are considered a secured financing of the Partnership. Debt service on the Class A Certificates is payable from the cash flows due on the Custodial Receipts from the Underlying Bonds. The holders of the Class A Certificates are entitled to interest at a fixed rate of 4.10% per annum, payable monthly, and all principal payments on the Custodial Receipts until the stated amount of the Class A Certificates is reduced to zero. The Trustee is entitled to a trustee fee equal to 0.03% per annum payable from the cash flows of the Custodial Receipts. The Partnership is also responsible for paying credit enhancement and servicing fees totaling 0.77% per annum related to the Custodial Receipts. The Sponsor is entitled to any excess cash flow from the 2024 PFA Securitization Transaction, though such amounts are unlikely to be material as the rate on the Custodial Receipts was set to mirror the interest due on the Class A Certificates.

The term of the Class A Certificates will end at the earlier of (i) repayment of the entire stated amount of the Class A Certificates, and (ii) the redemption of the last remaining Custodial Receipt.

At closing, the Partnership was designated as the administrator (“Administrator”) of the 2024 PFA Securitization Transaction, which gives the Partnership certain rights and responsibilities. The Administrator will be paid an administrator fee of 0.07% per annum, however, no administrator fee is payable so long as the Partnership or an affiliate of the Partnership is the Administrator.

The following is a brief description of the principal agreements affecting the rights and obligations of the Partnership in connection with the 2024 PFA Securitization Transaction. Each of the following documents is dated as of October 31, 2024, is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. Each such description is qualified in its entirety by reference to the full text of the document so described.

Portfolio Purchase Agreement

Under the Portfolio Purchase Agreement between the Sponsor and the Authority, the Sponsor sold the Custodial Receipts to the Authority for the purchase price of approximately $75.4 million. Upon closing, the Authority delivered to the Sponsor $74.2 million in cash, which represents the gross proceeds from the sale of the Class A Certificates less transaction-related expenses of $1.2 million. The Portfolio Purchase Agreement contains various representations by the Authority and the Sponsor. The Portfolio Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Trust Agreement

Under the Trust Agreement, the Authority issued the Class A Certificates which are payable solely from the distributions on the Custodial Receipts. The Trust Agreement includes all of the terms of the Class A Certificates, including, but not limited to: (i) actions, consents and voting with respect to the Custodial Receipts; (ii) distributions of cash flows; (iii) various income tax matters; (iv) the duties of the Administrator; and (v) the rights and responsibilities of the Trustee. The Trust Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Administration Agreement

The Administration Agreement between the Partnership, the Trustee, and the Authority formally engages the Administrator and restates the obligations of the Administrator set out in the Trust Agreement including certain reporting requirements. Specifically, the Administration Agreement gives the Administrator the obligation to make all normal business decisions and give any directions which may be requested in connection with the Class A Certificates. The Administration Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

An Official Statement has been posted related to the sale of the Class A Certificates and is publicly available on the Electronic Municipal Market Access site under the “Disclosure Documents” section at the following website address: https://emma.msrb.org/Security/Details/A6E6905B277BCC8976BDE0ABC0FE8E718. The information found on, or accessible through, the foregoing website is not incorporated into, and does not form a part of, this Current Report on Form 8-K or any other report or document we file with or furnish to the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the 2024 PFA Securitization Transaction is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation of the Partnership or an obligation under an off-balance sheet arrangement of the Partnership.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Portfolio Purchase Agreement dated October 31, 2024 between ATAX TEBS II, LLC and the Wisconsin Public Finance Authority.
10.2	Trust Agreement between the Wisconsin Public Finance Authority and Wilmington Trust, National Association dated October 31, 2024.
10.3	Administration Agreement by and among Wilmington Trust, National Association, the Wisconsin Public Finance Authority, and Greystone Housing Impact Investors LP dated October 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greystone Housing Impact Investors LP

Date:	November 5, 2024	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury Title: Chief Financial Officer